                                                           Exhibit No. EX-99.j.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the  Pre-Effective  Amendment to the
Registration Statement on Form N-1A of the Cheswold Lane Funds and to the use of
our report dated June 13, 2006 on the statement of assets and  liabilities as of
June 12, 2006 of the Cheswold Lane International High Dividend Fund, a series of shares of the  Cheswold  Lane Funds.  Such  financial  statement  appears in the
Fund's Statement of Additional Information.

                                             /s/BRIGGS, BUNTING & DOUGHERTY, LLP
                                             BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
June 13, 2006